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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Electronics Boutique Holdings Corp.:

        We consent to incorporation by reference in Registration Statements (Nos. 333-47684 and 333-65463) on Form S-8 of Electronics Boutique Holdings Corp. and subsidiaries of our report dated April 17, 2003, relating to the consolidated balance sheets of Electronics Boutique Holdings Corp. and subsidiaries as of February 1, 2003 and February 2, 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended February 1, 2003, and the related financial statement schedule, which report appears in the February 1, 2003 annual report on Form 10-K of Electronics Boutique Holdings Corp. and subsidiaries.

        Our report dated April 17, 2003 refers to a change in the method of accounting for goodwill and intangible assets, and a change in the method of accounting for consideration received from a vendor.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 1, 2003

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Independent Auditors' Consent